PURCHASE AGREEMENT

            THIS PURCHASE AGREEMENT is entered into as of this 10th day of May, 2018 (the “Agreement”), by and among Grupo Jaque Ltd. (“Seller”), First Colombia Devco SAS (the “Company”), and First Colombia Development Corp., formerly AFC Building Technologies Inc. (“Purchaser”), all collectively referred to as the “Parties”.

           WHEREAS, Seller has capitalized the Company for US$99.99 consisting of 299,170 shares of common stock, of the Company (the “Seller’s Share Capital”) representing 100% of the issued and outstanding share capital of the Company; and

           WHEREAS, Seller is willing to sell all 299,170 shares, being 100% of the Seller’s Share Capital (the “Share Capital”) to Purchaser; and

            WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all of the Share Capital upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the undertakings and commitments contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
SALE OF THE SHARE CAPITAL

            Section 1.1     Sale of the Share Capital. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to the Purchaser and the Purchaser agrees to purchase from the Seller, the Share Capital, in exchange for an aggregate purchase price (the “Purchase Price”) of US$100,000.

            Section 1.2     Purchase Price.

            The Purchase Price shall be paid to the Seller by certified bank check or by wire transfer at or prior to the Closing (as defined below).

ARTICLE 2
CLOSING AND DELIVERY

            Section 2.1     Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Share Capital (the “Closing”) shall be held at such date (the “Closing Date”) and time as determined at the mutual discretion of the Seller and the Purchaser; provided, however, that the Closing shall occur no later than ten (10) business days after the conditions precedent contained in Article 7 herein have been satisfied (which the Parties hereto agree shall not be later than April 30, 2018 (unless extended as provided for herein). The Closing shall take place at the offices of Purchaser’s counsel, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

            Section 2.2     Delivery at Closing.

            At the Closing:

            (a)        the Seller shall deliver to the Purchaser certificates representing the Share Capital. The certificates representing the Share Capital shall be duly endorsed for transfer to the Purchaser, as applicable, and accompanied by stock transfer powers of attorney or other instruments of transfer duly executed to the Purchaser; and

            (b)        the Purchaser shall transfer the aggregate Purchase Price to the Seller in the form of certified bank check or by wire transfer.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

            Seller and the Company jointly and severally represent and warrant to the Purchaser that:

            Section 3.1     Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Columbia and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company has heretofore delivered to the Purchaser true and complete copies of the Articles of Incorporation, as amended, and Bylaws, each as currently in effect.

            Section 3.2     Authorization; No Agreements. The execution, delivery and performance by the Seller of this Agreement, the performance of his obligations hereunder, and the consummation of the transactions contemplated hereby are within the Seller’s powers. This Agreement has been duly and validly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable against him in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement does not violate any contractual restriction contained in any agreement that binds or affects or purports to bind or affect any of the Seller. Seller is not a party to any agreement, written or oral, creating rights in respect of any of such Share Capital in any third party or relating to the voting of the Share Capital. Seller is the lawful owner of the Share Capital, free and clear of all security interests, liens, encumbrances, equities and other charges. Seller further represents that he does not beneficially own any options or warrants or other rights to purchase additional Share Capital. At the Closing there will be no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Share Capital, or any arrangements that require or permit any of the Share Capital to be voted by or at the discretion of anyone other than the Seller, and there are no restrictions of any kind on the transfer of any of the Share Capital.

            Section 3.3     Capitalization.

            (a)        The authorized capital stock of the Company consists of the Share Capital which shall be issued and outstanding as of the Closing Date. There are no shares of preferred stock authorized, issued or outstanding. All of the issued and outstanding Share Capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as a result of the purchase and sale of the Share Capital, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations, convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Share Capital will not obligate the Company to issue Share Capital of Common Stock or other securities to any Person (other than the Purchaser) and shall not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

            (b)        Other than as set forth in this Agreement, there are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of the Company.

            (c)        There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller is a party or by which the Seller is bound relating to the voting of any shares of the capital stock of the Company.

            (d)        The Share Capital shall be duly authorized for issuance, when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and nonassessable and the transfer of said Share Capital shall not be subject to any preemptive or other similar right.

            (e)        There is no provision in Seller’s organizational documents or records, and there are no shareholder agreements or other agreements or understandings to which Seller is a party or by which it is bound that prohibit a reverse split of the Share Capital of the capital stock of Seller.

            Section 3.4     Subsidiaries.

            The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any corporation or any interest in a partnership, limited liability company, joint venture, or other non-corporate business enterprise.

            Section 3.5     No Liabilities or Debts. The Company is not a guarantor of any indebtedness of any other person, firm or corporation, and, there are no liabilities or debts of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

            Section 3.7     Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Company is not subject to any outstanding judgment, order or decree.

            Section 3.12   No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s Certificate or Articles of Incorporation, Bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

            Section 3.13   Filings, Consents and Approvals. Neither the Seller nor the Company are required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement.

            Section 3.15   Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.

            Section 3.17   Assets. The Company has no assets, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts and cash, as to which there will be no distribution prior to the Closing Date. All Company leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

ARTICLE 4
REPRESENTATIONS OF THE PURCHASER

            Purchaser represents and warrants to the Seller, as follows:

            Section 4.1     Execution and Delivery. The execution, delivery and performance by the Purchaser of this Agreement has been duly authorized and is within Purchaser’s power and does not (i) violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser; (ii) require any filing with, or permit, authorization, consent of approval of, any Governmental entity, except for the filings required to be filed with the SEC pursuant to the execution of this Agreement.

            Section 4.2     Binding Effect. This Agreement, when executed and delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 4.6     Opportunity to Inquire and Ask Questions. Purchaser confirms that, in making its decision to purchase the Share Capital it has relied upon independent investigations made by Purchaser or by its representatives, including its own professional tax and other advisers and that Purchaser have had a full and fair opportunity to examine all documents and to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel and its own accountants and tax advisers. Purchaser has been given the opportunity to ask questions of, and receive answers from Seller concerning the terms and conditions of this Agreement and to obtain such additional written information about the Company to the extent Seller possesses such information or can acquire it without unreasonable effort or expense.

ARTICLE 5
COVENANTS OF THE COMPANY

            Section 5.2     Financial Condition as of the Closing Date. As of the Closing Date, the Company shall not be a guarantor of any indebtedness of any other person, firm or corporation, and, there shall be no liabilities or debts of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

            Section 5.4     Corporate Books and Records. At least two business days prior to the Closing Date, the Company shall deliver to counsel for the Purchaser the original minute books and corporate records of the Seller, which books and records shall be true, complete and correct.

ARTICLE 6
COVENANTS OF THE PARTIES

            The Parties hereto agree that:

            Section 6.1     Public Announcements. Except as required by applicable law, Seller, the Company and the Purchaser shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other Parties.

            Section 6.2     Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify the other party hereto of:

            (a)        any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

            (b)        any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (c)        any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

            Section 6.3     Access to Information. Following the date of this Agreement, until consummation of all transactions contemplated hereby, the Seller and the Company shall give to the Purchaser, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the Company’s offices, properties, books and records, financial and other data and information as the Purchaser and its respective representatives may reasonably request for the purpose of performing in-depth due diligence. In this regard, Purchaser shall cooperate with Seller and the Company so as to minimize the impact and disturbance of such inquiries and any sort of due diligence on the business of the Company. Any sort of information which is disclosed pursuant to this provision shall be kept by Purchaser and/or any of its representatives in strict confidence and shall not be disclosed to except to persons participating in this transaction on their behalf, including attorneys, accountants and other advisors, except that nothing herein shall prevent disclosure or use of any information as may be required by applicable law.

            Section 6.4     Company’s Business. The Company will not, without the prior written consent of Purchaser; (i) make any material change in the type or nature of its business, or in the nature of its operations; (ii) create or suffer to exist any debt, other than that currently shown in the SEC Reports; (iii) issue any capital stock; or (iv) enter into any new agreements of any kind (other than those contemplated by this Agreement) or undertake any new obligations or liabilities.

            Section 6.5     Consents of Third Parties. Each of the Parties will give any notices (and will cause its subsidiary to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause its subsidiary to use its reasonable best efforts to obtain) any third party consents, that the other Parties reasonably may request in connection with this Agreement. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

            Section 6.6     Reasonable Efforts. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE 7
CONDITIONS PRECEDENT

            Section 7.1     Conditions of Obligations of the Purchaser. The obligations of the Purchaser are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Purchaser:

(a)

Representations and Warranties. Each of the representations and warranties of the Seller and the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(b)

Good Standing Certificate. The Company shall have furnished the Purchaser with good standing and existence certificates for the Company from its jurisdiction of formation and such other jurisdictions as the Purchaser reasonably requests.

(c)

Board of Directors Resolutions. The Purchaser shall have received executed resolutions of the Board of Directors of the Company approving the transactions contemplated herein including the resignation of all current directors of the Company, if so requested.

(d)

Performance. The Seller and the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(e)

No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any court or other tribunal having jurisdiction over Seller that prohibits the sale of the Share Capital to Purchaser.

            Section 7.2     Conditions of Obligations of the Seller. The obligations of the Seller to effect the sale of the Share Capital are subject to the following conditions, any or all of which may be waived in whole or in part by the Seller:

(a)

Representations and Warranties. Each of the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(b)

Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

(c)	No Legal Obstacle. There shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

ARTICLE 8
TERMINATION

            Section 8.1     Termination. This Agreement may be terminated and the purchase and sale of the Share Capital may be abandoned at any time prior to the Closing:

(a)	by mutual written consent of the parties hereto;

(b)

by either the Seller or the Purchaser if the Closing shall not have occurred on or before April 30, 2018 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement or regulatory delays);

(c)

by the Purchaser if (i) Seller shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by Seller; which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of Seller or the Company contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or (iii) Purchaser is not satisfied with its due diligence review of the Seller and the Company; or

(d)

by Seller if (i) the Purchaser shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Purchaser contained in this Agreement shall not have been true when made or on and as of the Closing Date.

            Section 8.2     Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the Parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, Purchaser shall promptly cause to be returned to the Company all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with Purchaser’s investigation of the Company’s business, operations and legal affairs, including any copies made by Purchaser of any such documents or information.

            Section 8.3     Indemnification

            (a)        The Seller shall indemnify and hold the Purchaser harmless, and shall reimburse Purchaser for, any loss, liability, claim, damage, expense (including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising from or in connection with (a) any inaccuracy in any of the representations and warranties of the Seller pursuant to this Agreement or in any certificate delivered by the Seller pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty, or (b) any failure by the Seller to perform or comply with any provision of this Agreement.

            (b)        Purchaser shall indemnify and hold the Seller harmless, and shall reimburse Seller for any Damages arising from (a) any material inaccuracy in any of the representations and warranties of Purchaser in this Agreement or in any certificate delivered by the Purchaser pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty, or (b) any failure by the Purchaser to perform or comply with any provision of this Agreement.

            Section 8.4     Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonable withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause (ii) and no adverse effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party, (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld) and (c) the indemnified party will reasonable cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within 15 days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

ARTICLE 9
MISCELLANEOUS

            Section 9.1     Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to Seller:

Grupo Jaque Ltd.
6 Belsize Drive, Suite 501
Toronto Ontario M4S 1L4

If to Purchaser:

AFC Building Technologies Inc.
101 1/2
Whitby, ON Canada
L1N 2R4

Attention: Chris Hansen, President

If to the Company:

First Colombia Devco SAS
CL 11 A # 31 A 89 OF 502

Medellín, Colombia
050022

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five (5) business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

            Section 9.2     Amendments; No Waivers.

            (a)        Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Seller and Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 9.3      Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            Section 9.4     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Purchaser shall have the right to assign this Agreement to an affiliate or assignee of Purchaser reasonably acceptable to Seller and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

            Section 9.5     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

            Section 9.6     Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in New York, New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            Section 9.7     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            Section 9.8     Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

            Section 9.9     Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            Section 9.10   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            Section 9.11   Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

            Section 9.12   Definition and Usage.

            For purposes of this Agreement:

            “Affiliate” means, with respect to any Person, any other Person, directly or indirectly controlling, controlled by, or under common control with such Person.

            “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed, (b) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Seller’s balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (c) the present value of any lease payments under leases required to be capitalized in accordance with GAAP.

            “Material Adverse Effect” means any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and any of its subsidiaries, taken as a whole.

            “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

            Section 9.13      Expiration of Representations, Warranties and Covenants. Except for the covenants set forth in Sections 5 and 6 above, all covenants, representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect two (2) years after the Closing Date, and all liability of the parties hereto with respect to such covenants shall thereupon be extinguished.

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            IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

SELLER:

GRUPO JAQUE LTD.

By:_________________________
Name: Anthony Wile
Title: CEO, Director

THE COMPANY:

FIRST COLOMBIA DEVCO SAS

By:_________________________
Name: Miguel Cock Gomez
Title: Legal Representative (General Manager)

PURCHASER:

FIRST COLOMBIA DEVELOPMENT CORP.

By:_________________________
Name: Chris Hansen
Title: President